UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARMATA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5005 McConnell Avenue

Los Angeles, CA 90066

(Address of Principal Executive Offices) (Zip Code)

Armata Pharmaceuticals, Inc. 2016 Equity Incentive Plan

Armata Pharmaceuticals, Inc. 2016 Employee Stock Purchase Plan

(Full titles of the plans)

Armata Pharmaceuticals, Inc.

5005 McConnell Avenue

Los Angeles, CA 90066

(Name and address of agent for service)

(310) 665-2928

(Telephone number, including area code, of agent for service)

Copies to:

Deborah L. Birx Armata Pharmaceuticals, Inc. 5005 McConnell Avenue Los Angeles, CA 90066 (310) 665-2928	Jared Fertman Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019-6099 (212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 (this “Registration Statement”) is filed by Armata Pharmaceuticals, Inc. (the “Registrant”) to register an additional 1,808,938 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), issuable under the Armata Pharmaceuticals, Inc. 2016 Equity Incentive Plan (the “Armata 2016 Plan”) or the Armata Pharmaceuticals, Inc. 2016 Employee Stock Purchase Plan (the “Armata 2016 ESPP”).  Such shares consist of the following:

•	(i) 1,806,796 shares of Common Stock that were automatically added to the shares authorized for issuance under the Armata 2016 Plan on January 1, 2026, pursuant to an “evergreen” provision contained in the Armata 2016 Plan. Pursuant to such “evergreen” provision, on January 1st of each calendar year, from January 1, 2017 through and including January 1, 2026, the number of shares authorized for issuance under the Armata 2016 Plan is automatically increased by: (a) a number equal to 5% of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding calendar year, or (b) a lesser number of shares determined by the Registrant’s board of directors (the “Board”); and

•	(ii) 2,142 shares of Common Stock that were automatically added to the shares authorized for issuance under the Armata 2016 ESPP on January 1, 2026, pursuant to an “evergreen” provision contained in the Armata 2016 ESPP. Pursuant to such provision, on January 1st of each calendar year, from January 1, 2017 through and including January 1, 2026, the number of shares authorized for issuance under the Armata 2016 ESPP is automatically increased by a number equal to the least of: (a) 1% of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding calendar year; (b) 2,142 shares; or (c) a number determined by the Board that is less than (a) and (b).

This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on August 13, 2025 (File No. 333-289588), January 23, 2024 (File No. 333-276657), November 15, 2023 (File No. 333-275580), June 22, 2016 (File No. 333-212183), May 1, 2017 (File No. 333-217563), November 14, 2017 (File No. 333-221564), March 28, 2018 (File No. 333-223987), and June 10, 2019 (File No. 333-232058), respectively (the “Prior Registration Statements”), in each case, to the extent not superseded hereby. The additional shares of Common Stock being registered by this Registration Statement are of the same class as those securities registered on the Prior Registration Statements.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Section 428 of the Securities Act of 1933, as amended (the “Securities Act”) and the instructions to Form S-8 and instead will be delivered, pursuant to Rule 428 under the Securities Act, to each participant in the Armata 2016 Plan and the Armata 2016 ESPP, as applicable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective. Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

The following documents, which we have filed with the Securities and Exchange Commission (the “Commission”), are incorporated by reference in this registration statement:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 25, 2026;

•	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 filed with the Commission on May 13, 2026;

•	The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 27, 2026;

•	The Registrant’s Current Report on Form 8-K, filed with the Commission on January 26, 2026, April 2, 2026, April 27, 2026, as amended by the Form 8-K/A filed on June 24, 2026 (only with respect to information filed under item 5.02), May 13, 2026 (only with respect to information filed under item 1.01 and 2.03), June 16, 2026 and June 23, 2026;

•	The description of our common stock contained in our registration statement on Form 8-A, filed with the Commission on August 18, 2015, including all amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all shares of common stock offered hereby have been sold or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this registration statement.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The registrant is incorporated under the laws of the State of Washington. Sections 23B.08.510 and 23B.08.570 of the Washington Business Corporation Act authorize Washington corporations to indemnify directors and officers under certain circumstances against expenses (including legal expenses) and liabilities incurred in legal proceedings in which they are involved by reason of being a director or officer, as applicable. Section 23B.08.560 of the Washington Business Corporation Act authorizes a corporation, if authorized by its articles of incorporation or by a provision in the corporation’s bylaws approved by its shareholders, to indemnify or agree to indemnify a director made a party to a proceeding, or obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations imposed by Sections 23B.08.510 through 23B.08.550; provided that no such indemnity shall indemnify any director from or on account of (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct of the director finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act (which section relates to unlawful distributions) or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property or services to which the director was not legally entitled.

Article 11 of the registrant’s articles of incorporation, provides that, to the fullest extent that the Washington Business Corporation Act permits the limitation or elimination of the liability of a director, a director shall not be liable to the registrant or its shareholders for monetary damages for conduct as a director. Section 10 of the registrant’s amended and restated bylaws requires the registrant to indemnify every present or former director or officer against expenses, liabilities and losses incurred in connection with serving as a director or officer, as applicable, and to advance expenses of such director or officer incurred in defending any proceeding covered by the indemnity; provided, however, that any indemnity is in accordance with Washington law and does not include indemnification of intentional misconduct, knowing violation of law, or other violations of Washington law, including receipt of benefits in which a director of officer is not entitled.

The registrant maintains a policy of directors’ and officers’ liability insurance that insures the directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances. The registrant has also entered into indemnification agreements with its executive officers and directors that provide for the indemnification of directors and executive officers to the fullest extent permitted by the Washington Business Corporation Act against expenses reasonably incurred by such persons in any threatened, pending or completed action, suit, investigation or proceeding in connection with their service as (i) a director or officer or (ii) a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, at the registrant’s request. In addition, the indemnification agreements provide the registrant with the obligation to advance expenses under certain circumstances and provide for procedural protections, including a determination by a reviewing party as to whether the indemnitee is permitted to be indemnified under applicable law. In addition, the registrant acknowledges that it will be the indemnitor of first resort should the indemnitee have rights to indemnification provided by other persons.

Item 8.	Exhibits.

The following exhibits are filed herewith:

Exhibit
Number	Exhibit Description
4.1	Amended and Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 16, 2015).

4.2	Articles of Amendment to Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K, filed with the SEC on April 24, 2017).

4.3	Statement of Correction to Articles of Amendment to Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q, filed on November 8, 2018).

4.4	Articles of Amendment to Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed with the SEC on December 18, 2018).

4.5	Articles of Amendment to Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed with the SEC on May 10, 2019).

4.6	Articles of Amendment to Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed with the SEC on December 11, 2019).

4.7	Articles of Amendment to Articles of Incorporation of the Company (effective March 26, 2020) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 30, 2020).

4.8	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.5 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2019).

4.9	Amendment to Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on December 11, 2019).

4.10	Amendment to Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 26, 2020).

5.1	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (included in Exhibit 5.1 to this Registration Statement and filed herewith)

24.1	Power of Attorney (included on the signature pages of this Registration Statement)

99.1+	Armata Pharmaceuticals, Inc. 2016 Equity Incentive Plan, as amended incorporated by reference to Exhibit 99.1 to the registrant’s Registration Statement on Form S-8, filed with the SEC on June 10, 2019).

99.2+	Armata Pharmaceuticals, Inc. 2016 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.10 to the Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2019).

107	Filing Fee Table

+ Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on July 10, 2026.

Armata Pharmaceuticals, Inc.

By:	/s/ Deborah L. Birx
Deborah L. Birx
Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints each of Deborah L. Birx and David D. House as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Deborah L. Birx	Chief Executive Officer and Director	July 10, 2026
Deborah L. Birx, M.D.	(Principal Executive Officer)

/s/ David D. House	Senior Vice President, Finance	July 10, 2026
David D. House	(Principal Financial Officer)

/s/ Robin C. Kramer	Chair of the Board of Directors	July 10, 2026
Robin C. Kramer

/s/ Daniel B. Gilmer	Director	July 10, 2026
Daniel B. Gilmer, Ph.D.

/s/ Jules Haimovitz	Director	July 10, 2026
Jules Haimovitz

/s/ Odysseas D. Kostas	Director	July 10, 2026
Odysseas D. Kostas, M.D.

/s/ Joseph M. Patti	Director	July 10, 2026
Joseph M. Patti, Ph.D.

/s/ Sarah J. Schlesinger	Director	July 10, 2026
Sarah J. Schlesinger, M.D.